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                   MOTOR COACH INDUSTRIES INTERNATIONAL, INC.

                     CONSENT TO ACTION OF BOARD OF DIRECTORS
                                WITHOUT A MEETING

                                  May 10, 2000

         We, the undersigned, being all the members of the Board of Directors of Motor Coach Industries International, Inc., a Delaware corporation (the "Company"), do hereby consent, in accordance with the laws of the state of Delaware, to the adoption of the following resolutions as resolutions of the Board of Directors of the Company without a meeting of the Board and do hereby vote in favor of the following resolutions:

APPROVAL OF KEY MANAGEMENT CASH INCENTIVE PLAN

         WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to approve and authorize a cash incentive plan in order to award certain key management, sales, and sales administration plan employees of the Company for achievement of EBITDA and Working Capital Improvement Targets for 2000 (the "Plan").

         RESOLVED, that the Board of Directors of the Company approves and authorizes the Plan as presented to the Board of Directors and summarized in Exhibit A hereto.

         FURTHER RESOLVED, that the Chief Executive Officer, Chief Financial Officer, and Vice President and Treasurer be, and each hereby is, authorized and instructed to take any and all such actions as are necessary and proper to implement and carry out the foregoing resolution.

         This Consent may be executed in several counterparts with the same force and effect as if all of the members of the Board of Directors had signed the same instrument and shall be filed with the minutes of the Company.

         Dated:  May 10, 2000

/s/ Rafael Gomez Flores                            /s/ Paul S. Levy
-------------------------------                    -----------------------------
Rafael Gomez Flores                                Paul S. Levy

/s/ Gamaliel Garcia Cortes                         /s/ Jeffrey C. Lightcap
-------------------------------                    -----------------------------
Gamaliel Garcia Cortes                             Jeffrey C. Lightcap

/s/ C. Roberto Cordaro                             /s/ Francisco J. Rodriguez
-------------------------------                    -----------------------------
C. Roberto Cordaro                                 Francisco J. Rodriguez

/s/ Dean C. Kehler
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Dean C. Kehler

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                                  MCII COMPANY

                       KEY MANAGEMENT CASH INCENTIVE PLAN

1. Rewards for achievement of EBITDA ($112M) and Working Capital Improvement Targets (Approx. $60M)

2. All members' rewards depend largely upon realizing MCII total Company EBITDA plan.

3. Corporate executives without direct operating responsibility for any specific Business Unit (BU) solely depend upon meeting the MCII Company plan.

4. Business Unit managers earn a bonus from BU plan achievement and from MCII Company plan realization.

5. Each member has a Target % of base salary in effect at inception of plan. Target percentages range from 20% (sales administration, accounting, distribution center) to 100% (CEO, COO, CFO, VP-Marketing, VP-Customer Support Business). The stated target percent is applicable at 100% of EBITDA plan achievement. A multiplier is applicable to the Target % (1.0 at 100% achievement of plan); for under or over plan performance, the multiplier leverages incentive payout for performance above target (> 1.0), up to a maximum of 2.0 and provides for reduced payout (< 1.0) or no payout for off-target performance. See attached graph.

6. In the event that a business unit makes its EBITDA plan, but the consolidated MCII performance falls short of the "Bonus Zone", the BU manager can still qualify for the portion of the bonus target attributable to BU performance. The amount earned from Company vs. BU EBITDA realization is defined by individuals as part of the plan document.

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         There are a few exceptions from the focus on BU EBITDA. Managers of the public transit business will be measured by New Jersey Transit milestone achievement and MCII Company performance. The Purchasing Group's measurement base will consist of supplier related performance, quantified by Purchase Price Variance and Payable Terms, in addition to the MCII Company plan performance.

7. A number of sales and sales administration plan participants will be transitioned during the year 2000, from sales-based commissions to the profit-driven incentive plan.

8. The CEO, COO, CFO, Corporate Controller, Treasurer and Business Unit leaders will have a portion of their bonus (up to 20%) dependent upon meeting working capital improvements in accordance with plan, expressed in terms of Receivable DSO and Inventory Turns reduction.

9. There will be 55 bonus plan members. With the exception of the General Manager, key managers of the Mexican operations will be either on a local plan or added to this plan, after an in-depth review of local compensation levels and practices. At 100% EBITDA Plan achievement ($112M), the payout will be $3.7M company-wide, or 3.3% of the EBITDA plan. Relative to accomplishing the $172M combined EBITDA and working capital targets, the incentives at 100% plan realization amount to 2.2%.